CSW Energy, Inc.  and CSW International, Inc.                          Exhibit E
Energy-Related Services Provided to Associate Companies at Market Prices
File 70-9091
For the Quarter Ended June 30, 1998

Item 3  Name, Owner, Location of Associate          Item 4 Compensation Received
        Companies -  QF's or Exempt Projects -
        Served by CSW Energy, Inc. or
        CSW International or one of its subsidiaries


        Associate Company
            Name                Owner          Location            ($ thousands)
        ---------------------------------------------------        -------------
        None                                                           None



Item 5 Intercompany transactions between CSW Energy Inc., CSW Interantional, Inc., one of its subsidiaries, or associate companies Services provided at Market Rates as Specified in the Order (Release No. 35-26887;
        File No. 70-9091)

        Service Provided by:
        Company / Associate        Services Provided               ($ thousands)
        ---------------------------------------------------        -------------
        None                                                           None